Exhibit 23.1 Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To	the Board of Directors
Oramed Pharmaceuticals, Inc.
Jerusalem, Israel

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated December 10, 2007, relating to the consolidated financial statements of Oramed Pharmaceuticals, Inc. as of August 31, 2007 and for the two years then ended.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

December 18, 2007